UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2009
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33278 (Commission File Number)	20-5961564 (I.R.S. Employer Identification No.)
Address of principal executive offices: 637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code: (919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure
     The information contained in this Current Report on Form 8-K, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     On August 20, 2009, Harris Stratex Networks, Inc. (“Harris Stratex”) issued a press release announcing its results of operations and financial condition as of and for its 2009 fiscal year and fourth quarter, which ended July 3, 2009, and guidance regarding expected revenue for its first quarter of fiscal 2010. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Use of Non-GAAP Measures and Comparative Financial Information
     The press release and related financial tables include a discussion of non-GAAP financial measures, including non-GAAP net income or loss and net income or loss (or earnings or loss) per basic and diluted share for the fourth quarter and full year of fiscal 2009. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Each of such non-GAAP amounts was determined by excluding certain items including costs of product sales and services, charges for product transition, amortization of purchased technology, research and development expenses, selling and administrative expenses, amortization of intangible assets, acquired in-process research and development, software impairment charges, goodwill and tradename impairment charges, restructuring charges, and provision for income taxes. Harris Stratex has included in its press release a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measures.
Harris Stratex reports information in accordance with U.S. GAAP. Management of Harris Stratex monitors gross margin, operating income or loss, net income or loss, and net income or loss per share on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. As such, historical non-GAAP combined information has been included in this press release for comparative purposes. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.
Harris Stratex management does not, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     The following exhibit is furnished herewith:
99.1	Press Release, issued by Harris Stratex Networks, Inc. on August 20, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
August 20, 2009	By:	/s/ Thomas L. Cronan, III
		Name:	Thomas L. Cronan, III
		Title:	Senior Vice President and Chief Financial Officer